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                                    EXHIBIT 1
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                            Agreement of Joint Filing
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In accordance with rule 13d-1 (f), promulgated under the Securities Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the shares of Tele Sudeste Celular Participacoes, S.A., and that this Agreement may be included as an Exhibit to such filing.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of June 25, 2003.

Telefonica, S.A.


By:  /s/  Antonio Alonso Ureba
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         General Counsel

Telefonica Moviles, S.A.


By: /s/  Antonio Hornedo Muguiro
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          General Counsel